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                                   EXHIBIT 3.1


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                              ARTICLES OF AMENDMENT
                            FIRST CHARTER CORPORATION

      Pursuant to ss.55-10-06 of the General Statues of North Carolina, the
        undersigned corporation hereby executes the following Articles of
         Amendment for the purpose of amending its Amended and Restated
                           Articles of Incorporation:

1.       The name of the corporation is: "First Charter Corporation."

2. The proposed amendment to the Amended and Restated Articles of Incorporation of First Charter Corporation would delete the existing
         Article 4 and replace it in its entirety with a new Article 4. The text of the amendment adopted is as follows:

                                   "ARTICLE 4

         The aggregate number of shares the Corporation is authorized to issues is One Hundred Two Million (102,000,000), divided into the following classes:

                           Class                      Number of Shares
                           -------                    ----------------
                        Common Stock                     100,000,000
                        Preferred Stock                    2,000,000

         A.       COMMON STOCK

         The class of common stock has unlimited voting rights and, after satisfaction of claims, if any, of the holders of preference or preferred shares, is entitled to receive the net assets of the Corporation upon distribution.

         B.       PREFERRED STOCK

         Shares of Preferred Stock may be issued as one or more classes and in series within a class all with such preferences, limitations and relative rights as and when determined by resolution of the Board of Directors of the Corporation or any other manner authorized by law."

3. The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

4.       This amendment was adopted on June 6, 2000.

5. On June 6, 2000, this amendment was duly adopted by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6.       These articles will be effective upon filing.


         IN WITNESS WHEREOF, the undersigned has caused this Articles of Amendment to be executed in its name by a duly authorized offices as of the day of July, 2000.



                                      FIRST CHARTER CORPORATION

                                      By: /s/ Jan Hollar
                                          --------------
                                      Name: Jan Hollar
                                      Title: Senior Vice President and Director
                                             of Finance


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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            FIRST CHARTER CORPORATION

         The undersigned Corporation, a business corporation incorporated under the North Carolina Business Corporation Act, pursuant to action by its shareholders, hereby sets forth its Amended and Restated Articles of
Incorporation:

     ARTICLE 1: The name of the Corporation is First Charter Corporation.

     ARTICLE 2: The period of duration of the Corporation shall be perpetual.

     ARTICLE 3: The purposes for which the Corporation is organized are:

         (1) to purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "bank holding corporation" or "holding corporation," and especially to direct the operations of banks, banking associations or other corporations through the ownership of stock therein;

         (2) to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares of the capital stock of, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state and also bonds or evidences of indebtedness of the United States or of any state, district, territory or subdivision or municipality thereof and to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers and privileges of ownership including the right to vote on any shares of stock so owned;

         (3) to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks or other securities or evidences of indebtedness shall be held by or for the Corporation, or in which, or in the welfare of which, the Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of the Corporation;

         (4) to engage in any other lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina, as amended, including, but not limited to, manufacturing, purchasing or otherwise acquiring, owning, mortgaging, pledging, selling, assigning and transferring, or otherwise disposing of, investing, trading, dealing in and with, goods, wares and merchandise and property of every class and description, whether real, personal, mixed, tangible, or intangible; entering into or serving in any kind of management, investigative, advisory, promotional, protective, insurance, guarantyship, suretyship, fiduciary or representative relationship or capacity for any persons or corporations whatsoever; and

         (5) to engage in, conduct and operate any other business which may be deemed adapted, directly or indirectly, to add to the profits of its business or to increase the value of its property.

         In furtherance and not in limitation of the power conferred by the laws of the State of North Carolina upon corporations organized for the foregoing purposes, the Corporation shall have power to borrow money, to lend money, to guarantee obligations, to purchase, construct, lease or otherwise acquire, own, hold, use, maintain, operate or otherwise manage or control, sell, exchange, lease, mortgage, pledge or otherwise dispose of, property of any kind or character, real, personal or mixed, tangible or intangible, necessary, useful or convenient therefor, and to acquire, hold, mortgage, pledge or


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dispose of shares, bonds and other evidences of indebtedness and securities of the United States of America or any state or municipality therein or of any domestic or foreign corporation.

         The foregoing clauses shall be construed as enumerating specific purposes and powers, but no recitation, expression or declaration of specific purposes or powers herein enumerated shall be deemed to be exclusive, but it is hereby expressly declared that all other lawful purposes and powers not inconsistent therewith are hereby included.

         The Board of Directors of the Corporation shall have the authority to adopt resolutions approving the indemnification, to the fullest extent permitted by Chapter 55 of the North Carolina General Statutes, of any person made a party to any action or proceeding, whether civil, criminal or administrative, by reason of the fact that such person was serving as director, officer, employee or agent of the Corporation.

         ARTICLE 4: The aggregate number of shares the Corporation is authorized to issue is twenty-five million (25,000,000) shares of Common Stock, without par value.

         ARTICLE 5: The shareholders of the Corporation shall have no preemptive right to acquire additional shares of the Corporation.

         ARTICLE 6: The address of the registered office of the Corporation is 22 Union Street, North, Post Office Box 228, Concord, Cabarrus County, North Carolina, 28025-0228 and the name of its registered agent at such address is Robert O. Bratton.

         ARTICLE 7: The board of directors of the Corporation shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected.

         ARTICLE 8: The Corporation shall not consolidate with, or merge with or into, any other corporation or convey to any corporation or other person or otherwise dispose of all or substantially all the assets or dispose of by any means all or substantially all of the stock or assets of any major subsidiary of the Corporation unless such consolidation, merger, conveyance or disposition is approved (a) by the affirmative vote of not less than seventy-five percent (75%) of the aggregate voting power of the outstanding stock entitled to vote thereon, and (b) by the affirmative vote of not less than seventy-five percent (75%) of the aggregate voting power of the outstanding stock entitled to vote thereon, which shall include the affirmative vote of at least fifty percent (50%) of the voting power of the outstanding stock of shareholders entitled to vote thereon other than controlling shareholders, (i) if the shareholder entitled to vote thereon is a person who, including affiliates of such person, is the beneficial owner (as the terms are defined in the Securities Exchange Act of 1934 and in the rules thereunder) of more than twenty percent (20%) of the voting power of the Corporation (a "controlling shareholder"), provided that shares held, voted or otherwise controlled by a person as a trustee, plan administrator, officer of the Corporation or otherwise pursuant to an employee benefit plan of the Corporation or of an affiliate of the Corporation shall not be deemed to be beneficially owned by any person for the purpose of determining whether a person is a controlling shareholder, and (ii) if, prior to the acquisition of twenty percent (20%) of the voting power of the Corporation by a shareholder, the Board of Directors of the Corporation had not unanimously approved such consolidation, merger, conveyance or disposition. If there is a controlling shareholder, this
Article 8 can be amended only by the affirmative vote of the voting power of the Corporation then required to approve a consolidation, merger, conveyance or disposition under this Article 8.

         ARTICLE 9: The vote of three-quarters of the number of directors fixed in the manner provided in the Bylaws of the Corporation shall be required for the approval of a plan of merger or plan of consolidation or similar plan of the Corporation with any other corporation(s) or entity(ies) in which the Corporation is the acquired corporation or for adopting a resolution recommending a sale, lease or exchange of all or substantially all the property of the Corporation. The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or


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(c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation, the social and economic effects on the employees, customers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located. The provisions of this Article 9 may be amended only by the affirmative vote of the voting power of the Corporation as would be required at the time of such amendment to amend Article 8 hereof.

         ARTICLE 10: To the fullest extent permitted by the North Carolina Business Corporation Act, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation, its shareholders or otherwise for monetary damage for breach of his or her duty as a director. Any repeal or modification of this Article 10 shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                              ARTICLES OF AMENDMENT
                                       OF
                            FIRST CHARTER CORPORATION

         Pursuant to the provisions of Section 55-10-06 of the North Carolina Business Corporation Act, First Charter Corporation ("First Charter") hereby executes the following Articles of Amendment:

         1. The name of the corporation is "First Charter Corporation."

         2. The proposed amendment to the Amended and Restated Articles of Incorporation of First Charter would delete the existing Article 4 and replace it with a new Article 4. The text of the amendment to be adopted is as follows:

         "ARTICLE 4 - The aggregate number of shares the Corporation is authorized to issue is fifty million (50,000,000) shares of Common Stock, without par value."

         3. The proposed amendment to the Amended and Restated Articles of Incorporation of First Charter was adopted September 29, 1998.

         4. First Charter's stockholders approved the proposed amendment at a special meeting of the stockholders September 29, 1998, as required by the North Carolina Business Corporation Act.

                            (signature page follows)

         IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be executed in its name by a duly authorized officer as of the 12th day of November, 1998.

                                                 FIRST CHARTER CORPORATION


                                                 By: /s/ David E. Keul
                                                     ---------------------------
                                                     David E. Keul
                                                     Assistant Secretary